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                                                                 EXHIBIT 23(A)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the ALARIS Medical Systems, Inc. Non-Employee Director Stock Option Plan, 2004 Stock Incentive Plan, 1996 Stock Option Plan and Third Amended and Restated 1988 Stock Option Plan of our report dated October 25, 2004, with respect to the consolidated financial statements and financial statement schedule of Cardinal Health, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 2004 filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Ernst & Young LLP
Columbus, Ohio
October 26, 2004